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                                                                      EXHIBIT 12

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

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
                                                               YEARS ENDED DECEMBER 31,
                                                      ------------------------------------------
                                                       1998     1997     1996     1995     1994
                                                      ------   ------   ------   ------   ------
EARNINGS
  Income from continuing operations before minority
     interests and income taxes.....................  $1,151   $  538   $2,583   $1,827   $1,580
  Fixed charges, exclusive of capitalized
     interest.......................................     695      629      616      583      491
                                                      ------   ------   ------   ------   ------
                                                      $1,846   $1,167   $3,199   $2,410   $2,071
                                                      ======   ======   ======   ======   ======
FIXED CHARGES
  Interest charged to expense.......................  $  561   $  493   $  488   $  458   $  387
  Interest portion of rental expense and
     amortization of deferred loan costs............     134      136      128      125      104
                                                      ------   ------   ------   ------   ------
  Fixed charges, exclusive of capitalized
     interest.......................................     695      629      616      583      491
  Capitalized interest..............................      21       15       25       28       15
                                                      ------   ------   ------   ------   ------
                                                      $  716   $  644   $  641   $  611   $  506
                                                      ======   ======   ======   ======   ======
  Ratio of earnings to fixed charges................    2.58     1.81     4.99     3.94     4.09
                                                      ======   ======   ======   ======   ======
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